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                                                             Exhibit 99(h)(2)(b)

                            JPMORGAN SERIES TRUST II

                        ADMINISTRATIVE SERVICES AGREEMENT

ADMINISTRATIVE SERVICES AGREEMENT, dated as of February 19, 2005, between JPMorgan Series Trust II, a Delaware Business Trust (the "Trust"), and JPMorgan Funds Management, Inc., a Delaware corporation having its principal place of business at 1111 Polaris Parkway, Columbus, Ohio 43240 company
("Administrator").

                                   WITNESSETH:

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and consisting of the series set forth on Schedule A hereto, as such schedule may be revised from time to time (each, a "Portfolio"); and

     WHEREAS, the Trust wishes to engage the Administrator to provide or arrange for the provision of certain financial, fund accounting and administrative services and shareholder services, and the Administrator is willing to provide or arrange for the provision of such services to the Trust and each Portfolio, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1. APPOINTMENT. The Administrator hereby agrees to provide or arrange for the provisions of certain financial and administrative services, to oversee fund accounting for the Portfolios, and to perform certain shareholder services as hereinafter set forth.

     2. SERVICES

     2.1 The Administrator shall be responsible for performing the following services: a) arranging for the preparation and filing of the Trust's tax returns and preparing financial statements and other financial reports for review by the Trust's independent public accountants; b) coordinating the annual audit of each Portfolio; c) developing the budget and establishing the rate of expense accrual for each Portfolio; d) overseeing the preparation by the Trust's transfer agent (the "Transfer Agent") of Portfolio tax information for shareholders; e) overseeing the Trust's custodian (the "Custodian") and the Transfer Agent and other service providers, including verifying the calculation of Portfolio performance data and the reporting thereof to appropriate tracking services, computing the amount and monitoring the frequency of distributing Portfolio dividends and capital gains distributions and confirming that they have been properly distributed to the shareholders of record, and monitoring the ca1culation of each Portfolio's net asset value per share by the Custodian; f.) taking responsibility for compliance with all applicable federal securities and other regulatory requirements (other than state securities registration and filing requirements); g) taking responsibility for monitoring each Portfolio's status as a regulated investment company

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under the Internal Revenue Code of 1986, as amended (the "Code"); h) taking responsibility for monitoring state and federal insurance law diversification requirements necessary for variable annuity and variable life insurance separate accounts investing IN Portfolio shares; i) arranging for the preparation, of agendas and supporting documents for and minutes of meetings of Trustees, committees of Trustees, and shareholders; j) maintaining books and records relating to such services; k) being responsible for the Trust's usual and customary expenses as defined in Section 5.1 of this Agreement; 1) answering inquiries regarding account status and history, the manner in which purchases and redemptions of shares may be effected, and certain other matters pertaining to the Trust; m) assisting investors in designating and changing dividend options, account designations and addresses; n) providing necessary personnel and facilities to 'coordinate the establishment and maintenance of shareholder accounts and records with the Transfer Agent; o) receiving purchase and redemption orders on behalf of, and transmitting such orders to, the Transfer Agent; p) arranging for the wiring or other transfer of funds to and from shareholder accounts in connection with orders to purchase or redeem shares; q) verifying purchase and redemption orders, transfers among and changes in shareholder-designated accounts; r) informing the distributor of the Trust of the gross amount of purchase and redemption orders for shares; and s) monitoring the activities of the Transfer Agent related to shareholder accounts and to statements, confirmations or other reports furnished to shareholders by the Transfer Agent.

     2.2 The Administrator shall act as liaison with the Trust's independent public accountants and shall provide, upon request, account analyses, fiscal year summaries and other audit-related schedules. The Administrator shall take all reasonable action in the performance of is obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as such may be required by the Trust from time to time.

     2.3 The Administrator shall provide such other related services as the Trust may reasonably request, to the extent permitted by applicable law. The Administrator shall provide all personnel and facilities necessary in order for it to provide the services contemplated by this paragraph.

     The Administrator assumes no responsibilities under this Agreement other than to render the services called for hereunder, on the terms and conditions provided herein. In the performance of its duties under this Agreement, the Administrator will comply with the provisions of the Agreement and Declaration of Trust and By-Laws of the Trust and the stated investment objective, policies and restrictions of each Portfolio, and will use its best efforts to safeguard and promote the welfare of the Trust, and to comply with other policies which the Trust's Board of Trustees may from time to time determine.

     3. BOOKS AND RECORDS. The Administrator shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Trust under the 1940 Act, with particular

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attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Administrator be open for inspection by duly authorized officers, employees or agents of the Securities and Exchange Commission. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator hereby agrees that all records which it maintains for the Portfolios are the property of the Trust and further agrees to surrender promptly to the Trust any such record upon the Trust's request.

     4. OPINION OF TRUST'S INDEPENDENT PUBLIC ACCOUNTANTS. The Administrator shall take all reasonable action, as the Trust on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Trust's independent public accountants with respect to its activities hereunder in connection with the preparation of the Trust's registration statement on Form N-1A, reports on Form N-SAR or other periodic reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

     5.   ALLOCATION OF CHARGES AND EXPENSES.

     5.1 The Administrator shall bear all of the expenses incurred in connection with carrying out its duties hereunder. In addition, the Administrator is responsible for certain usual and customary expenses incurred by the Trust. These expenses include compensation and expenses of Trustees; federal and state governmental fees; taxes; membership dues in the Investment Company Institute allocable to the Trust; fees and expenses of the Trust's co-administrator, independent auditors, legal counsel and transfer, registrar or dividend disbursing agent; expenses of preparing, printing and mailing prospectuses and statements of additional information, reports, notices, proxy statements and reports to shareholders and governmental offices and commissions; expenses of preparing and mailing agendas and supporting documents for meetings of Trustees and committees of Trustees; insurance premiums; fees and expenses of the Custodian for all services to the Trust, including safekeeping of funds and securities and maintaining required books and accounts; expenses of shareholder meetings; and expenses relating to the issuance, registration and qualification of the Portfolio's shares.

     When such services are provided by third parties and the Trust pays for the services directly, such amounts will be deducted from the fee to be paid the Administrator under this Agreement. If such amounts are more than the amount of the Administrator's fee under this Agreement, the Administrator will reimburse the Trust for such excess amounts.

     The Administrator will report to the Trustees regularly on the payments it has made pursuant to this Section 5.1.

     5.2 The Trust will pay all extraordinary expenses not incurred in the ordinary course of the Trust's business including, but not limited to, litigation and indemnification expenses; interest charges; material increases in Trust expenses due to occurrences such as significant increases in the fee schedules of the Custodian or the Transfer Agent or a significant decrease in the Trust's asset level due to changes in

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tax or other laws or regulations; or other such extraordinary occurrences outside of the ordinary course of the Trust's business.

     6. COMPENSATION OF THE ADMINISTRATOR. For the services to be rendered and the fees and expenses to be borne by the Administrator hereunder and subject to the last sentence of this Section 6, the Trust shall pay the Administrator a fee at an annual rate as set forth on Schedule A attached hereto from each Portfolio; provided, however, that the portion of such fee attributable to the Administrator's shareholder services for the shareholders of any Portfolio shall not exceed the amount payable at an annual rate of 0.25% of the daily net asset values of such Portfolio's shares owned by or; for shareholders. This fee will be computed daily and will be payable as agreed by the Trust and the Administrator, but no more frequently than monthly. The Administrator agrees, as to each Portfolio, until, December 31, 1998, that the aggregate fees, expressed in dollars, payable by such Portfolio under this Agreement and the Trust's Investment Advisory Agreement with J.P. Morgan Investment Management Inc. (the "New Investment Advisory Agreement") shall not exceed the expenses (excluding extraordinary expenses) that would have been payable by such Portfolio, assuming
(i) the Portfolio's Investment Management Agreement with Chubb Investment Advisory Corporation dated June 3, 1994 (the "Prior Management Agreement") remained in effect in accordance with its terms, (ii) the same average daily net assets for the relevant periods, (iii) no voluntary expense limitation or other limitation on expenses under the Prior Management Agreement was in effect and
(iv) the expenses the Portfolio would have been charged were adjusted to render comparable the extent and level of services provided under the Prior Management Agreement, on the one hand, and this Agreement and the New Investment Advisory Agreement, on the other.

     7. LIMITATION OF LIABILITY OF THE ADMINISTRATOR. The Administrator shall not be liable for any error of judgment or mistake of law or for any act or omission in the performance of its duties hereunder, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the reckless disregard of its obligations and duties hereunder.

     During the term of this Agreement, the Trust agrees to furnish the Administrator all prospectuses, statements of additional information, proxy statements, reports to shareholders, sales literature, or other material the Trust will distribute to shareholders of each Portfolio or the public, which refer in any way to the Administrator or any of its affiliates, prior to use thereof, and not to use such material if the Administrator reasonably objects in writing within five business days (or such other time as may be mutually agreed in writing) after receipt thereof. In the event of termination of this Agreement, the Trust will continue to furnish to the Administrator copies of any of the above-mentioned materials which refer in any way to the Administrator or any of its affiliates. The Trust shall furnish or otherwise make available to the Administrator such other information relating to the business affairs of the Trust as the Administrator at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

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     8. ACTIVITIES OF THE ADMINISTRATOR. The services of the Administrator to the Trust are not to be deemed to be exclusive, the Administrator being free to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

     9. SUBCONTRACTING BY THE ADMINISTRATOR. The Administrator may subcontract for the performance of its obligations hereunder with any one or more persons, including but not limited to anyone or more persons which is an affiliate of the Administrator; PROVIDED, HOWEVER, unless the Trust otherwise expressly agrees in writing, the Administrator shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as it would be for its own acts or omissions.

     10. TERMINATION. This Agreement may be terminated as to any Portfolio at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by the Administrator, in each case on not more than 60 days' nor less than 30 days' written notice to the other party.

     11. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     12. AMENDMENTS. This Agreement may be amended only by mutual written consent; PROVIDED, HOWEVER, that until December 31, 1998, no amendment to this Agreement shall be made to (a) increase the fees set forth on Schedule A attached hereto payable by the Trust, on behalf of a Portfolio, to the Administrator or (b) change the types of services to be rendered or expenses to be borne hereunder by the Administrator without the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the relevant Portfolio(s).

     13. ENTIRE AGREEMENT: SEVERABILITY. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors, to the extent permitted by law.

     14. NOTICE. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid (1) to One Group Administrative Services, Inc. 1111 Polaris Parkway, Columbus, Ohio 43240, Attention: Managing Director, Funds Management, or (2) to the Trust at JPM Series Trust II addressed to its principal place of business as provided to OGA, Attention: Treasurer.

     15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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     16. MISCELLANEOUS. The Trustees of the Trust have authorized the execution of this Agreement in their capacity as Trustees and not individually, and OGA agrees that neither the Trustees nor any officer of employee of the Trust nor any Portfolio's investors nor any representative or agent of the Trust or of the Portfolio(s) shall be personally liable upon, or shall resort be had to their private property for the satisfaction of, obligations given, executed or delivered on behalf of or by the Trust or the Portfolio(s), that such Trustees, officers, employees, investors, representatives and agents shall not be personally liable hereunder, and that it shall look solely to the trust property for the satisfaction of any claim hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.


                                                 JPMORGAN SERIES TRUST II


                                                 By: /s/ Robert L. Young
                                                     -------------------
                                                    Robert L. Young


                                              JPMORGAN FUNDS MANAGEMENT, INC.


                                                  By: /s/ Nancy E. Fields
                                                      -------------------
                                                     Nancy E. Fields

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                                   Schedule A
                  Fees under Administrative Services Agreement

                                                       ANNUAL FEE AS A
                                                       PERCENTAGE OF
                                                       AVERAGE DAILY NET
NAME OF PORTFOLIO                                      ASSETS
-----------------                                      -----------------
JPMorgan Bond Portfolio                                      .45%
JPMorgan Equity Portfolio                                    .50%
JPMorgan Small Company Portfolio                             .55%
JPMorgan International Equity Portfolio                      .60%
JPMorgan Mid Cap Portfolio                                   .55%